Exhibit 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: May 14, 2021

LCP EDGE HOLDCO LLC

Signature	/s/ Brian Miller
Name:	Brian Miller
Title:	Co-Founder & Managing Partner

LINDEN CAPITAL III LLC

Signature	/s/ Brian Miller
Name:	Brian Miller
Title:	Co-Founder & Managing Partner

LINDEN MANAGER III LP

By: Linden Capital III LLC Its: General Partner

Signature	/s/ Brian Miller
Name:	Brian Miller
Title:	Co-Founder & Managing Partner

LINDEN CAPITAL PARTNERS III LP

By: Linden Manager III LP Its: General Partner By: Linden Capital III LLC Its: General Partner

Signature	/s/ Brian Miller
Name:	Brian Miller
Title:	Co-Founder & Managing Partner

LINDEN CAPITAL PARTNERS III-A LP

By: Linden Manager III LP Its: General Partner By: Linden Capital III LLC Its: General Partner

Signature	/s/ Brian Miller
Name:	Brian Miller
Title:	Co-Founder & Managing Partner

Signature	/s/ Anthony Davis
Name:	Anthony Davis

Signature	/s/ Brian Miller
Name:	Brian Miller